UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2011, Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair” or the “Company”) and its wholly-owned subsidiaries, Cedar Fair Southwest Inc., a Delaware corporation (“Southwest”) and Magnum Management Corporation, an Ohio corporation (“Magnum”), entered into an asset purchase agreement (the “Agreement”) with JMA Ventures, LLC, a California limited liability company (“JMA”), pursuant to which JMA will acquire the property and assets that are used or held for use exclusively in the operation of the “California’s Great America” park located in Santa Clara, California.

Pursuant to the terms of the Agreement, the purchase price is $70 million, subject to customary closing adjustments. The Agreement also contains customary representations and warranties. JMA has the right to terminate the Agreement for any reason within 60 days after the date of execution. Subject to customary closing conditions, including the receipt of regulatory approvals and the approval of the City of Santa Clara, the transaction is expected to close in the fourth quarter of 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: September 21, 2011